CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                         COLUMBUS LIFE INSURANCE COMPANY


PAUL H. AMATO and DONALD J. WUEBBLING, being respectively President and Secretary of the Columbus Life Insurance Company, do hereby certify that on March 27, 1996 the sole shareholder of said corporation by unanimous written consent adopted the following resolution amending the Articles of Incorporation of the corporation:

         RESOLVED, that Article SECOND of the Articles of Incorporation of the Company be and hereby is amended to read as follows:

         SECOND: The place in Ohio where the principal office of the corporation is located is the City of Cincinnati, Hamilton County.

IN WITNESS WHEREOF, we have hereunto set our hands and affixed the corporate seal this 27th day of March, 1996.



                                                /s/ Paul H. Amato
                                                --------------------------------
                                                Paul H. Amato, President


                                                /s/ Donald J. Wuebbling
                                                --------------------------------
                                                Donald J. Wuebbling, Secretary



                                                                   April 9, 1996

         I, James W. Carpenter, Assistant Secretary of Columbus Life Insurance Company, hereby certify that this is a true and correct copy of the Certificate of Amendment dated March 27, 1996.


                                                /s/ James W. Carpenter
                                                --------------------------------